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                                                                    Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85435 and 333-37558) and Form S-8 (Nos. 333-56961 and 333-70137) of Brigham Exploration Company of our report dated February 22, 2002 relating to the consolidated financial statements, which appears on page F-2 of this Form 10-K.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP




Houston, Texas
March 29, 2002